QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 21, 2011, relating to the consolidated financial statements of Petrohawk Energy Corporation and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of Accounting Standards Update No. 2010-3, "Oil and Gas Reserve Estimation and Disclosures"), appearing in the Annual Report on Form 10-K of Petrohawk Energy Corporation for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
March 25, 2011

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM